As filed with the Securities and Exchange Commission on November 20, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

COUGAR BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2903204
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10990 Wilshire Blvd, Suite 1200 Los Angeles, CA 90024

(Address of Principal Executive Office and Zip Code)

2003 Stock Option Plan

(Full Title of the Plan)

Alan H. Auerbach

Chief Executive Officer and President

Cougar Biotechnology, Inc.

10990 Wilshire Blvd., Suite 1200

Los Angeles, CA 90024

(310) 943-8040

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher J. Melsha, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value	2,255,615 shares(3)	$18.10	$40,826,631	$1,604.49

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered hereunder an indeterminate number of shares of common stock as shall be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s common stock on November 18, 2008.
(3)	The Registrant’s 2003 Stock Option Plan authorizes the issuance of a maximum of 4,600,000 shares of the Registrant’s common stock, of which 2,344,385 shares were previously registered on Form S-8, File No. 333-140673, filed on February 13, 2007. The contents of such prior registration statement are incorporated by reference into this Registration Statement.

Statement Under General Instruction E

Registration of Additional Securities

A registration statement on Form S-8 (File No. 333-140673) was filed with the Securities and Exchange Commission on February 13, 2007 covering the registration of 2,344,385 shares initially authorized for issuance under the Registrant’s 2003 Stock Option Plan. Pursuant to General Instruction E of Form S-8, this registration statement is being filed to register an additional 2,255,615 shares authorized under such plan. The contents of the aforementioned registration statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference herein:

1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007;

2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008, respectively;

3. Current Reports on Form 8-K filed with the Commission on February 19, 2008, April 30, 2008, June 9, 2008, July 7, 2008, August 6, 2008, September 17, 2008, September 26, 2008, November 3, 2008, and November 20, 2008, respectively; and

4. The description of our common stock set forth in the registration statement on Form 8-A filed with the Commission on December 5, 2007, including any amendments or reports filed for the purpose of updating such information.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

3.1(1)    Certificate of Incorporation

3.2(1)    Bylaws of the Company

4.1(2)    Specimen common stock certificate

4.2(3)    2003 Stock Option Plan, as amended through October 28, 2008

5.1        Opinion of Fredrikson & Byron, P.A.

23.1      Consent of J.H. Cohn LLP

23.2      Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

24.1      Power of Attorney (included on signature page hereof)

(1)	Incorporated by reference to the Company’s Registration Statement on Form 10SB, filed with the Securities and Exchange Commission on August 3, 2005.
(2)	Incorporated by reference to the Company’s Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 31, 2008.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 3, 2008.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans’ annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 20, 2008.

COUGAR BIOTECHNOLOGY, INC.

By	/s/ Alan H. Auerbach
Alan H. Auerbach Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each of the undersigned constitutes and appoints Alan H. Auerbach and Charles R. Eyler his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Cougar Biotechnology, Inc. relating to the Company’s 2003 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date listed below.

Signature	Title	Date

/s/ Alan H. Auerbach Alan H. Auerbach	Chief Executive Officer, President and Director (principal executive officer)	November 20, 2008

/s/ Charles R. Eyler Charles R. Eyler	Senior Vice President, Finance (principal financial and accounting officer)	November 20, 2008

/s/ Arie S. Belldegrun Arie S. Belldegrun, M.D.	Director	November 20, 2008

/s/ Harold J. Meyers Harold J. Meyers	Director	November 20, 2008

/s/ Michael S. Richman Michael S. Richman	Director	November 20, 2008

Russell H. Ellison, M.D.	Director	November 20, 2008

/s/ Thomas R. Malley Thomas R. Malley	Director	November 20, 2008

/s/ Samuel R. Saks Samuel R. Saks, M.D.	Director	November 20, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of J.H. Cohn LLP
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)